Quarterly Earnings Presentation Quarter Ended June 30, 2019

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on August 7, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward- looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (the “SEC”), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. 2

Summary of Quarterly Results Quarter Ended June 30, 2019 • TCG BDC – The investment portfolio decreased to $2.08 billion at fair value as of June 30, 2019, as compared to $2.16 billion at fair value as of March 31, 2019 – New investment fundings1 for the quarter ended June 30, 2019 were $231 million and sales and repayments totaled $305 million – Net investment income for the quarter ended June 30, 2019 was $0.46 per share, as compared to $0.45 per share for the quarter ended March 31, 20192 – The Company paid a second quarter regular dividend of $0.37 per share and a special dividend of $0.08, resulting in a LTM dividend yield of 10.3% based on ending net asset value – Net asset value per share was $17.06 as of June 30, 2019, as compared to $17.30 per share as of March 31, 2019 • Middle Market Credit Fund, LLC (“Credit Fund”) – The investment portfolio of our joint venture, Credit Fund, increased to $1.33 billion at fair value as of June 30, 2019, as compared to $1.26 billion at fair value as of March 31, 2019 – For the quarter ended June 30, 2019, Credit Fund’s new investment fundings1 were $121 million and sales and repayments totaled $43 million – Credit Fund produced a 12.7% annualized dividend yield3 to the Company for the quarter ended June 30, 2019 • On June 14, 2019, TCG BDC increased the maximum principal amount of the Company’s senior secured revolving credit facility from $513 million to $593 million • During the quarter ended June 30, 2019, the Company repurchased 1,089,559 shares of the Company's common stock pursuant to the Company’s $100 million stock repurchase program at an average cost of $14.91 per share, or $16.3 million in the aggregate, resulting in accretion to net assets per share of $0.04 (1) At par/principal and excluding net change in unfunded commitments. Origination activity and resulting capital deployment is dependent on the Investment Adviser’s ability to identify investment opportunities. There can be no guarantee that appropriate opportunities will be identified and if they are, that the Company or Credit Fund, as the case may be, will be selected to originate any or all such opportunities. (2) Net investment income per share is based on the weighted average shares outstanding during the respective period. There can be no assurance that we will continue to earn income or pay dividends at this rate and our income and our dividends may decline. (3) The annualized Credit Fund yield is calculated by dividing the dividend income from Credit Fund by the weighted average of the Company’s principal investment in the subordinated loans of Credit Fund over the quarter and annualizing over 4 periods. 3

Portfolio Highlights – New Originations – TCG BDC and Credit Fund

(Dollar amounts in thousands and based on par/principal)	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
TCG BDC Originations and Net Investment Activity					
Investment Fundings	$ 283,685	$ 231,337	$ 328,112	$ 249,713	$ 231,361
Unfunded Commitments, Net Change	41,614	20,473	(28,104)	(6,772)	24,789
Sales and Repayments	(232,520)	(143,594)	(343,420)	(69,866)	(305,398)
Net Investment Activity	$ 92,779	$ 108,216	$ (43,412)	$ 173,075	$ (49,248)
TCG BDC Total Investment Portfolio at Fair Value[1]					
First Lien Debt	67.81%	69.46%	68.12%	67.84%	69.51%
First Lien, Last-out Unitranche Debt	12.09%	9.87%	10.29%	9.34%	10.08%
Second Lien Debt	8.27%	8.45%	9.07%	10.62%	9.79%
Equity Investments	1.15%	1.15%	1.25%	1.32%	1.40%
Investment Fund / Credit Fund	10.68%	11.07%	11.27%	10.88%	9.22%
Credit Fund[2] Originations and Net Investment Activity					
Investment Fundings	$ 121,324	$ 111,236	$ 122,735	$ 137,478	$ 121,117
Unfunded Commitments, Net Change	32,354	(20,733)	(11,771)	13,655	(16,635)
Sales and Repayments	(72,366)	(49,417)	(122,197)	(58,312)	(43,351)
Net Investment Activity	$ 81,312	$ 41,086	$ (11,233)	$ 92,821	$61,131

Please refer to the Company's Form 10-Q for the quarter ended on June 30, 2019 ("Form 10-Q") for more information. No assurance is given that the Company will continue to achieve comparable results. (1) At quarter end. (2) Credit Fund is a Delaware limited liability company that is not consolidated with the Company. The Company and Credit Partners USA LLC each has 50% economic ownership of Credit Fund and has commitments to fund, from time to time, capital of up to $400 million each. Funding of such commitments generally requires the approval of the board of Credit Fund, including the board members appointed by the Company.

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THE CARLYLE GROUP

Investment Portfolio Overview – TCG BDC Total Fair Value of Investments of TCG BDC at June 30, 2019 of $2,076 million Fair Value of Investments1 $2,500 $2,155 $2,019 $2,076 $1,964 $1,968 $1,947 $1,972 $2,000 $1,913 $1,719 $1,500 $1,383$1,423$1,393 $1,201 $1,145 $1,053 ($, millions) $976 $1,000 $913 $789 $699 $504 $500 $419 $318 $0 Q1 '14 Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 First Lien First Lien Last Out Second Lien Mezzanine Structured Finance Obligations Equity Investment Fund Note: At quarter end. (1) Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company’s board of directors pursuant to the Company’s valuation policy. Refer to Note 2 (Significant Accounting Policies) and Note 3 (Fair Value Measurements) to the consolidated financial statements in Part I, Item 1 of the Company’s Form 10-Q for details on fair value measurements. 5

Investment Portfolio Overview – TCG BDC and Credit Fund

Combined Fair Value of Investments of TCG BDC and Credit Fund at June 30, 2019 of $3,212 million[1]



Fair Value of Investments[1]
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$318
$419
$504
$699
$789
$913
$976
$1,053
$1,145
$1,331
$1,618
$1,761
$1,817
$2,334
$2,599
$2,780
$2,802
$2,890
$2,994
$2,923
$3,178
$3,212
Q1 '14 Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19
First Lien
First Lien Last Out
Second Lien
Mezzanine
Structured Finance Obligations
Equity
Investment Fund
MMCF

Note: At quarter end. Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company's board of directors pursuant to the Company's valuation policy. Refer to Note 2 (Significant Accounting Policies), Note 3 (Fair Value Measurements), and Note 5 (Middle Market Credit Fund, LLC) to the consolidated financial statements in Part 1, Item 1 of the Company's Form 10-Q for details on fair value measurements.

(1) Combined fair value of investments of TCG BDC and Credit Fund is not a U.S. generally accepted accounting principles ("GAAP") financial measure. The Company believes that presenting this non-GAAP financial measure is useful because it illustrates our increased deal flow and portfolio size as a result of our strategic joint venture with Credit Fund. Although this non-GAAP financial measure is intended to enhance investors' understanding of our business and performance, it should not be considered an alternative to GAAP and it may not be comparable to similar non-GAAP measures used by other companies. The combined fair value of investments of TCG BDC and Credit Fund is the sum of the fair value of investments of TCG BDC ($2.1 billion) and Credit Fund ($1.3 billion), excluding the fair value of TCG BDC's investments in Credit Fund ($191 million).

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THE CARLYLE GROUP

Portfolio Summary – TCG BDC and Credit Fund As of June 30, 2019 Diversification by Borrower Portfolio Characteristics TCG BDC Credit Fund Total Investments and Commitments ($mm) $2,251 $1,417 Credit 1 TCG BDC Unfunded Commitments ($mm) $175 $89 Fund Investments at Fair Value ($mm) $2,076 $1,328 23% Yield of Debt Investments2 (%) 8.97% 7.04% 29% Yield of Total Portfolio2,3 (%) 9.16% 7.04% Number of Investments 135 73 Top 10 Investments Next 11 - 25 Investments Number of Portfolio Companies 106 67 Remaining Investments Floating / Fixed4 (%) 99% / 1% 98% / 2% Credit Fund Asset Mix Industry Mix 27% 4%3% 3% 4% 1% 3% 5% 5% 31% 4% 11%0% 15%12%21%8%6%5%4%3% TCG BDC Credit 2% Credit Fund TCG BDC 9% 7% 6% 0% Fund 2% 7% 11% 17% 13% 8% 13% 8% 12% First Lien Debt First Lien Last Out Healthcare & Pharmaceuticals High Tech Industries Business Services Software Banking, Finance, Insurance & Real Estate Telecommunications Second Lien Debt Equity Beverage, Food & Tobacco Hotel, Gaming & Leisure Transportation: Cargo Investment Fund (Credit Fund) Other Investment Fund (Credit Fund) (1) Excludes the Company’s commitments to fund capital to Credit Fund. (2) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. Weighted average yields for TCG BDC do not include TCG BDC’s investment in Credit Fund. (3) Weighted average yields at cost of the total portfolio includes yield of debt investments, equity investments and TCG BDC’s investment in Credit Fund. Actual yields earned over the life of each investment could differ 7 materially from the yields presented above. (4) % of fair value of First and second lien debt.

Credit Quality of Investments – TCG BDC

- As of June 30, 2019, 4 borrowers were on non-accrual status, representing 2.0% of total investments at fair value and 4.5% at amortized cost
- Approximately 97% of investments in our debt investment portfolio continue to have an Internal Risk Rating of 1 through 4 as of June 30, 2019

Portfolio Risk Ratings

(Dollar amounts in millions)

	June 30, 2019		March 31, 2019		December 31, 2018	
Internal Risk Rating	Fair Value	% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
1	$ 49.7	2.68%	$ 70.8	3.74%	$ 71.0	4.12%
2	1,431.2	77.15%	1,381.7	73.02%	1,302.9	75.52%
3	123.1	6.64%	212.5	11.23%	208.4	12.08%
4	197.2	10.63%	189.2	10.00%	105.1	6.09%
5	46.3	2.49%	23.3	1.23%	23.5	1.36%
6	7.6	0.41%	14.7	0.78%	14.3	0.83%
Total	$ 1,855.1	100.00%	$ 1,892.2	100.00%	$ 1,725.2	100.00%

Rating	Definition
1	Performing – Low Risk: Borrower is operating more than 10% ahead of the Base Case
2	Performing – Stable Risk: Borrower is operating within 10% of the Base Case (above or below). This is the initial rating assigned to all new borrowers
3	Performing – Management Notice: Borrower is operating more than 10% below the Base Case. A financial covenant default may have occurred, but there is a low risk of payment default
4	Watch List: Borrower is operating more than 20% below the Base Case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default
5	Watch List – Possible Loss: Borrower is operating more than 30% below the Base Case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible
6	Watch List – Probable Loss: Borrower is operating more than 40% below the Base Case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower's situation are sufficiently negative that impairment of some or all principal is probable

8 THE CARLYLE GROUP

Financial Performance Summary – TCG BDC

(Dollar amounts in thousands, except per share data)	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Net Investment Income Per Share	$ 0.45	$ 0.41	$ 0.47	$ 0.45	$ 0.46
Net Realized & Unrealized Appreciation (Depreciation) Per Share	(0.24)	(0.31)	(0.49)	0.09	(0.29)
Net Income Per Share	0.21	0.10	(0.02)	0.54	0.16
Dividends Paid Per Share	0.37	0.37	0.57	0.37	0.45
Impact of Share Repurchases Per Share	-	-	0.02	0.04	0.04
Net Asset Value Per Share	$ 17.93	$ 17.66	$ 17.09	$ 17.30	$ 17.06
Weighted Average Shares Outstanding for the Period (in thousands)	62,569	62,569	62,496	61,773	60,596
Shares Outstanding at End of Period (in thousands)	62,569	62,569	62,230	61,272	60,182
Total Fair Value of Investments	$ 1,946,792	$ 2,018,998	$ 1,972,157	$ 2,155,209	$ 2,075,614
Number of Portfolio Companies	89	94	96	103	106
Average Size of Investment in Portfolio Company (Notional)[1]	$ 22,488	$ 22,225	$ 21,602	$ 21,880	$ 20,563
Weighted Average all-in Yield on Investments at Amortized Cost[2]	9.16%	9.25%	9.54%	9.51%	8.97%
Weighted Average all-in Yield on Investments at Fair Value[2]	9.31%	9.48%	9.94%	9.85%	9.32%
Net Assets	$ 1,121,812	$ 1,104,742	$ 1,063,218	$ 1,060,187	$ 1,026,592
Debt	$ 856,259	$ 1,000,207	$ 960,678	$ 1,107,064	$ 1,095,563
Debt To Equity at Quarter End	0.76x	0.91x	0.90x	1.04x	1.07x

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period.
(1) For equity investments with no stated par amount, includes total funded amount. (2) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of each respective period end. Actual yields earned over the life of each investment could differ materially from the yields presented above.

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THE CARLYLE GROUP

Quarterly Statements of Financial Condition – TCG BDC

(Dollar amounts in thousands, except per share data)	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Assets					
Investments at Fair Value (Non-Controlled/Non-Affiliated)	$ 1,722,393	$ 1,781,621	$ 1,731,319	$ 1,899,537	$ 1,840,979
Investments at Fair Value (Non-Controlled/Affiliated)	16,394	13,973	18,543	21,081	20,925
Investments at Fair Value (Controlled/Affiliated)	208,005	223,404	222,295	234,591	213,710
Total Investments at Fair Value	1,946,792	2,018,998	1,972,157	2,155,209	2,075,614
Cash & Cash Equivalents	27,928	112,911	87,186	40,071	62,324
Receivable From Investment Sold	40,077	—	8,060	—	14,854
Deferred Financing Costs	3,246	4,126	3,950	4,069	4,869
Interest Receivable Non-Controlled/Non-Affiliated/Affiliated Investments	6,158	4,905	5,856	7,666	8,300
Interest & Dividend Receivable From Controlled/Affiliated Investments	6,442	6,881	7,405	7,256	6,652
Prepaid Expenses & Other Assets	525	20	129	8	143
Total Assets	$ 2,031,168	$ 2,147,841	$ 2,084,743	$ 2,214,279	$ 2,172,756
Liabilities					
Payable for Investment Purchased	$ 8,780	$ —	$ 1,870	$ —	$ —
Secured Borrowings	585,105	554,299	514,635	660,959	649,397
Notes Payable, Net of Unamortized Debt Issuance Costs	271,154	445,908	446,043	446,105	446,166
Due to Investment Adviser	134	131	236	169	228
Interest & Credit Facility Fees Payable	6,166	4,478	7,500	7,994	7,563
Dividend Payable	23,151	23,150	35,497	22,681	27,082
Base Management & Incentive Fees Payable	13,252	12,992	13,834	13,531	13,846
Administrative Service Fees Payable	113	116	94	139	128
Other Accrued Expenses & Liabilities	1,501	2,025	1,816	2,514	1,754
Total Liabilities	909,356	1,043,099	1,021,525	1,154,092	1,146,164
Net Assets	1,121,812	1,104,742	1,063,218	1,060,187	1,026,592
Total Liabilities & Net Assets	$ 2,031,168	$ 2,147,841	$ 2,084,743	$ 2,214,279	$ 2,172,756
Net Asset Value Per Share	$ 17.93	$ 17.66	$ 17.09	$ 17.30	$ 17.06

Please refer to the Company's Form 10-Q for more information.

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THE CARLYLE GROUP

Quarterly Operating Results – TCG BDC

(Dollar amounts in thousands)	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019
Interest Income	$ 41,948	$ 40,676	$ 44,545	$ 44,471	$ 45,468
Payment-In-Kind Interest Income	216	1,478	1,332	1,150	2,140
Income From Credit Fund	6,698	7,201	7,710	7,538	6,993
Other Income	3,590	1,925	2,724	2,028	2,266
Total Investment Income	52,452	51,280	56,311	55,187	56,867
Management Fees[1]	7,266	7,543	7,595	7,685	7,913
Incentive Fees[2]	5,984	5,449	6,239	5,846	5,933
Interest Expense & Credit Facility Fees	9,290	10,955	11,511	12,559	13,703
Other Expenses	1,672	1,618	1,395	1,475	1,287
Excise Tax Expense	30	30	160	60	60
Net Expenses	24,242	25,595	26,900	27,625	28,896
Net Investment Income	**28,210**	**25,685**	**29,411**	**27,562**	**27,971**
Net Realized and Change in Unrealized Gains & Losses	(15,104)	(19,605)	(30,571)	6,164	(18,214)
Net Income/Loss	**$ 13,106**	**$ 6,080**	**$ (1,160)**	**$ 33,726**	**$ 9,757**

(1) Beginning October 1, 2017, the base management fee is calculated at an annual rate of 1.50% of the Company's gross assets, excluding cash and cash equivalents but including assets acquired through the use of leverage. In addition, on August 6, 2018, the Company's Board of Directors approved a one-third (0.50%) reduction in the 1.50% annual base management fee rate charged by the Investment Adviser on assets financed using leverage in excess of 1.0x debt to equity. Effective July 1, 2018, the reduced annual fee of 1.00% applies to the average value of the Company's gross assets as of the end of the two most recently completed calendar quarters that exceeds the product of (i) 200% and (ii) the average value of the Company's net asset value at the end of the two most recently completed calendar quarters. (2) Effective October 1, 2017, the Investment Adviser agreed to charge 17.5% instead of 20% with respect to the entire calculation of the incentive fee.

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the consolidated financial statements included in Part I, Item I of the Company's Form 10-Q for additional details.

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THE CARLYLE GROUP

Net Asset Value Per Share Bridge – TCG BDC Quarter Ended June 30, 2019 Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period. 12

Senior Secured Credit Facilities & Unfunded Commitments

Terms & Conditions

	TCG BDC, Inc. ("Credit Facility")[1]	TCG BDC SPV LLC ("SPV Credit Facility")[1]	Carlyle Direct Lending CLO 2015-1R LLC Notes ("2015-1R Notes")
Size	$593.0 million committed	$400.0 million committed	$449.2 million
Original Tenor / Maturity Date	5 years (4 year revolving); maturity date 6/14/2024	5 years (3 years revolving); maturity date 5/23/2023	10/15/2031
Pricing	LIBOR + 225 bps / 37.5 bps unused fee	LIBOR + 200 bps / 50-75 bps unused fee	465bps[2]

	Middle Market Credit Fund SPV, LLC ("Credit Fund Sub Facility")[1,3]	MMCF CLO 2017-1 LLC Notes ("2017-1 Notes")[4]	MMCF CLO 2019-2, LLC ("2019-2 Notes")[5]
Size	$640.0 million committed	$282.0 million outstanding ($352 million at closing)	$352 million outstanding ($352 million at closing)
Original Tenor / Maturity Date	6 years (3 years revolving); maturity date 5/22/2024	1/15/2028	4/15/2029
Pricing	LIBOR + 225 bps / 50-75 bps unused fee	463bps[2]	485bps[2]

Debt on Company's Balance Sheet as of June 30, 2019

(dollar amounts in thousands)



$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$1,099
$1,442
Leverage Utilized
Leverage Available

Unfunded Commitments – TCG BDC

(Dollar amounts in thousands)	Par Value as of June 30, 2019		Par Value as of March 31, 2019	
Unfunded Delayed Draw Commitments	$	105,692	$	85,898
Unfunded Revolving Commitments		69,442		64,447
Total Unfunded Commitments	**$**	**175,134**	**$**	**150,345**

(1) Size represents maximum principal amount of the facility and is subject to availability under the facility, which is based on certain advance rates multiplied by the value of certain portfolio investments of the Company or Credit Fund (subject to certain concentration limitations) and may be net of certain other indebtedness that the Company or Credit Fund may incur in accordance with the terms of the facility. Middle Market Credit Fund SPV, LLC (the "Credit Fund Sub"), a Delaware limited liability company, was formed on April 5, 2016. Credit Fund Sub is a wholly-owned subsidiary of Credit Fund and is consolidated in Credit Fund's consolidated financial statements commencing from the date of its formation. (2) Weighted average interest rate, including amortization of debt issuance costs on the 2015-1R Notes, 2017-1 Notes and 2019-2 Notes, respectively, for the quarter ended June 30, 2019. (3) Credit Fund closed on June 24, 2016 on a revolving credit facility, the Credit Fund Facility, from which Credit Fund may from time to time request mezzanine loans from the Company. The maximum principal amount of the Credit Fund Facility is $175mm. (4) MMCF CLO 2017-1 LLC is a wholly-owned and consolidated subsidiary of Credit Fund. (5) MMCF CLO 2019-2 LLC is a wholly-owned and consolidated subsidiary of Credit Fund.

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THE CARLYLE GROUP

Liquidity and Investment Capacity – TCG BDC • Cash and Cash Equivalents – Cash and cash equivalents totaled $62.3 million as of June 30, 2019 • Credit Facilities - Availability – Credit Facility – As of June 30, 2019, subject to leverage and borrowing base restrictions, we had approximately $190.5 million of remaining unfunded commitments and approximately $190.5 million of availability on this $593.0 million revolving credit facility – SPV Credit Facility – As of June 30, 2019, subject to leverage and borrowing base restrictions, we had approximately $153.1 million of remaining unfunded commitments and approximately $16.4 million of availability on this $400.0 million revolving credit facility 14

Common Stock and Dividend Information – TCG BDC Common Stock (NASDAQ: CGBD – Closing Prices) Quarter Ended High Low End of Period June 30, 2019 $15.51 $14.60 $15.24 March 31, 2019 $15.21 $12.81 $14.48 December 31, 2018 $16.81 $12.40 $12.40 September 30, 2018 $17.97 $16.70 $16.70 June 30, 2018 $18.34 $17.02 $17.02 March 31, 2018 $18.62 $17.03 $17.90 December 31, 2017 $20.04 $17.04 $20.04 September 30, 2017 $18.89 $18.00 $18.82 June 30, 2017 (beginning June 14, 2017) $18.49 $18.01 $18.01 • On August 5, 2019, the Company’s Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on October 17, 2019 to stockholders of record as of September 30, 2019 $1.00 Historical Dividend Data 12.00% 10.08% 10.32% 10.12%10.23% $0.90 9.89% 9.63% 9.56% 9.06% 9.83% 9.71% 9.23% 9.15% 9.05% 10.00% $0.80 8.75% 8.67% 8.97% 8.84% 8.92% 7.88% $0.70 6.93% 8.00% $0.60 5.52% $0.50 4.76% $0.18 6.00% $0.07 $0.20 $0.40 $0.12 $0.08 4.00% $0.30 $0.20 $0.44 $0.42 $0.41 $0.41 $0.35 $0.37 $0.37 $0.40 $0.40 $0.40 $0.40 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 2.00% $0.27 $0.10 $0.19 $0.00 0.00% Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Dividend Special Dividend LTM Dividend Yield (1) Note: Historical dividend data for dividends declared prior to the period shown are available on the Company’s website at tcgbdc.com No dividend was declared in 2013. There can be no assurance that the Company will continue to achieve comparable results. (1) For dividends declared prior to the IPO (June 14, 2017), dividend yield is calculated by dividing the quarterly declared dividend by the weighted average of the net asset value at the beginning of the quarter and the capital called during the quarter and LTM dividend yield is calculated by adding the most recent four quarters’ dividend yields. For dividends declared after the IPO, LTM dividend yield is calculated by dividing the declared dividends for the most recent four quarters by the ending net asset value. Q1’14-Q3’14 contain fewer than four quarters’ dividend yields in the 15 LTM dividend yield presented, which have been annualized.